Exhibit 99.1

Innovative Industrial Properties Reports Fourth Quarter and 2016 Results

SAN DIEGO, CA – March 22, 2017 – Innovative Industrial Properties, Inc. (NYSE: IIPR) (the "Company") announced today results for the quarter ended December 31, 2016 and for the period from June 15, 2016 (date of incorporation) through December 31, 2016.

Fourth Quarter 2016 Highlights

•	The Company completed its initial public offering on the New York Stock Exchange.
•	The Company acquired a 127,000 square foot industrial property in a sale-leaseback transaction with PharmaCann LLC (the "Initial Property").
•	The Company generated total revenues of $321,000 and rental revenues of $180,000, reflecting the pro rata rent paid by PharmaCann at its Initial Property in December 2016.

Initial Public Offering

On December 5, 2016, the Company completed its initial public offering on the New York Stock Exchange, issuing an aggregate of 3,350,000 shares of common stock and receiving approximately $61.1 million of net proceeds. Approximately $30.0 million of the net proceeds from the Company's initial public offering were utilized to purchase the Initial Property. At December 31, 2016, the Company had cash and cash equivalents of approximately $33.0 million.

Acquisition Activity and Pipeline

On December 19, 2016, the Company completed the acquisition of the Initial Property in New York in a sale-leaseback transaction with PharmaCann for approximately $30.0 million. Concurrent with the closing of the acquisition, the Company entered into a triple-net lease with PharmaCann, as tenant, which includes the following terms:

•	PharmaCann is responsible for paying for all structural repairs, maintenance expenses, insurance and taxes related to the Initial Property.
•	The term of the lease is 15 years, with two options to extend the term for two five-year periods.
•	The initial base rent is $319,580 per month, subject to annual increases at a rate based on the higher of (i) 4% or (ii) 75% of the consumer price index.
•	The Company receives a property management fee equal to 1.5% of the then-current base rent throughout the term, and supplemental base rent for the first five years of the term at a rate of $105,477 per month.
•	Together, the annualized initial base rent, property management fee and supplemental base rent equate to approximately 17.2% of the purchase price of the Initial Property.

As of March 22, 2017, the Company had identified and was in various stages of reviewing approximately $120 million of additional potential properties for acquisition, which amount is estimated based on sellers’ asking prices for the properties, ongoing negotiations with sellers, the Company's assessment of the values of such properties after taking into account the current and expected lease revenue, operating history, age and condition of the property, and other relevant factors. There can be no assurance that the Company will consummate the acquisition of any of the properties in its current acquisition pipeline on the terms anticipated, or at all.

Financial Results

For the fourth quarter 2016 and for the period from June 15, 2016 (date of incorporation) through December 31, 2016, the Company had total revenues of $321,000 and rental revenues of $180,000. Rental revenues reflect the pro rata rent paid for the month of December by PharmaCann at the Company's Initial Property, which was the only property that the Company owned as of December 31, 2016. The Company began real estate operations after closing its initial public offering and purchasing the Initial Property in December 2016.

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For the fourth quarter 2016 and for the period from June 15, 2016 (date of incorporation) through December 31, 2016, the Company recorded a net loss of $4.2 million ($2.80 per basic and diluted share) and $4.4 million ($4.56 per basic and diluted share), respectively, which includes $3.5 million and $3.7 million, respectively, of a one-time, non-cash expense related to the redemption of the Company's Class B common stock. All shares of the Company's Class B common stock were initially purchased by the founders of the Company at par value ($0.001 per share) and were subsequently redeemed in their entirety by the Company at par value ($0.001 per share). Notwithstanding the fact that no value was received by any of the founders (including any executive officer or director of the Company) for the Class B common stock, the Company, in accordance with U.S. generally accepted accounting principles ("GAAP"), was required to record the unamortized value of the Class B common stock as a non-cash Class B stock forfeiture expense in the fourth quarter 2016.

For the fourth quarter 2016, funds from operations ("FFO") and FFO per basic and diluted share were ($4.2) million and ($2.78) per basic and diluted share, respectively, and were ($658,000) and ($0.44) per share, respectively, excluding the one-time, non-cash Class B stock forfeiture expense. For the period from June 15, 2016 (date of incorporation) through December 31, 2016, FFO and FFO per share were ($4.4) million and ($4.53) per share, respectively, and were ($658,000) and ($0.68) per share excluding the one-time, non-cash Class B stock forfeiture expense.

For the fourth quarter 2016, adjusted funds from operations ("AFFO") and AFFO per share were ($600,000) and $(0.40) per basic and diluted share, respectively. For the period from June 15, 2016 (date of incorporation) through December 31, 2016, AFFO and AFFO per share were ($600,000) and $(0.62) per basic and diluted share, respectively.

FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies.  A complete reconciliation containing adjustments from GAAP net loss available to common stockholders to FFO and AFFO and definitions of terms are included at the end of this release.

Teleconference and Webcast

Innovative Industrial Properties, Inc. will conduct a conference call and webcast at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) on Thursday, March 23, 2017 to discuss the company's financial results and operations for the quarter ended December 31, 2016 and for the period from June 15, 2016 (date of incorporation) through December 31, 2016.  The call will be open to all interested investors through a live audio web cast at the Investor Relations section of the company's web site at www.innovativeindustrialproperties.com, or live by calling 1-866-807-9684 (domestic) or 1-412-317-5415 (international) and asking to be joined to the Innovative Industrial Properties, Inc. conference call. The complete webcast will be archived for 90 days on the company's website. A telephone playback of the conference call will also be available from 12:00 p.m. Pacific Time on Thursday, March 23, 2017 until 12:00 p.m. Pacific Time on Thursday, March 30, 2017, by calling 1-877-344-7529 (domestic), 1-855-669-9658 (Canada) or 1-412-317-0088 (international) and using access code 10103239.

About Innovative Industrial Properties

Innovative Industrial Properties, Inc. is a self-advised Maryland corporation focused on the acquisition, ownership and management of specialized industrial properties leased to experienced, state-licensed operators for their regulated medical-use cannabis facilities. Innovative Industrial Properties, Inc. intends to elect to be taxed as a real estate investment trust. Additional information is available at www.innovativeindustrialproperties.com.

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This press release contains statements that the Company believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward-looking statements. When used in this press release, words such as the Company “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements. The Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Innovative Industrial Properties, Inc.

Consolidated Balance Sheet

(Dollars in thousands, except share and per share amounts)

Assets	At December 31, 2016
Real estate, at cost:
Land	$7,600
Buildings and improvements	22,475
Total real estate, at cost	30,075
Less accumulated depreciation	(27)
Net real estate held for investment	30,048
Cash and cash equivalents	33,003
Prepaid insurance and other assets, net	276
Total assets	$63,327

Liabilities and stockholders' equity
Accounts payable, accrued expenses and other liabilities	$70
Offering cost liability	276
Rents received in advance and tenant security deposit	2,542
Total liabilities	2,888
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.001 per share, 50,000,000 shares authorized, no shares issued and outstanding as of December 31, 2016	—
Class A common stock, par value $0.001 per share, 49,000,000 shares authorized, 3,416,508 shares issued and outstanding as of December 31, 2016	3
Class B common stock, par value $0.001 per share, 1,000,000 shares authorized, no shares issued and outstanding as of December 31, 2016	—
Additional paid-in-capital	64,828
Accumulated deficit	(4,392)
Total stockholders' equity	60,439
Total liabilities and stockholders' equity	$63,327

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Innovative Industrial Properties, Inc.

Consolidated STATEMENTS OF OPERATIONS

(Dollars in thousands, except share and per share amounts)

	For the three months ended December 31, 2016	For the period from June 15, 2016 (date of incorporation) through December 31, 2016
Revenues:	(unaudited)
Rental	$180	$180
Tenant reimbursements	87	87
Other	54	54
Total revenues	321	321
Expenses:
Property expenses	87	87
General and administrative	770	770
Stock-based compensation	58	58
Forfeited Class B common shares	3,507	3,707
Organization costs	64	64
Depreciation	27	27
Total expenses	4,513	4,713
Net loss	$(4,192)	$(4,392)
Net loss per share (basic and diluted)	$(2.80)	$(4.56)
Weighted average shares outstanding (basic and diluted)	1,496,564	962,775

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Innovative Industrial Properties, Inc.

Consolidated FUNDS FROM OPERATIONS

(In thousands, except share data)

(Unaudited)

The Company's FFO available to common shares and a reconciliation to net loss for the three months ended December 31, 2016 and for the period from June 15, 2016 (date of incorporation) through December 31, 2016 were as follows (dollars in thousands, except for share and per share amounts):

	For the three months ended December 31, 2016	For the period from June 15, 2016 (date of incorporation) through December 31, 2016
Net loss	$(4,192)	$(4,392)
Real estate depreciation	27	27

FFO	$(4,165)	$(4,365)
FFO per common share – basic and diluted	$(2.78)	$(4.53)
Weighted-average common shares outstanding – basic and diluted	1,496,564	962,775

The Company's AFFO available to common shares and a reconciliation of FFO to AFFO for the three months ended December 31, 2016 and for the period from June 15, 2016 (date of incorporation) through December 31, 2016 were as follows (dollars in thousands, except for share and per share amounts):

	For the three months ended December 31, 2016	For the period from June 15, 2016 (date of incorporation) through December 31, 2016
FFO	$(4,165)	$(4,365)
Stock-based compensation	58	58
Forfeited Class B common shares	3,507	3,707
Total adjustments	3,565	3,765

AFFO	$(600)	$(600)
AFFO per common share – basic and diluted	$(0.40)	$(0.62)
Weighted-average common shares outstanding – basic and diluted	1,496,564	962,775

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FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT's operating performance equal to "net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures."

Management believes FFO and FFO per share to be important supplemental measures of a REIT's performance because they provide an understanding of the operating performance of the Company's properties without giving effect to certain significant non-cash items, primarily depreciation expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. The Company believes that by excluding the effect of depreciation, FFO and FFO per share can facilitate comparisons of operating performance between periods. The Company reports FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because FFO per share is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share.

Management believes that AFFO and AFFO per share are also appropriate supplemental measures of a REIT's operating performance. The Company calculates AFFO by adding to FFO certain non-cash expenses, consisting primarily of non-cash stock-based compensation expense and forfeited Class B common shares.

The Company's computation of FFO and AFFO may differ from the methodology for calculating FFO and AFFO utilized by equity REITs and, accordingly, may not be comparable to such REITs. Further, FFO and AFFO do not represent cash flow available for management's discretionary use. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company's financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including the Company's ability to pay dividends or make distributions. FFO and AFFO should be considered only as supplements to net income (loss) computed in accordance with GAAP as measures of the Company's operations.

Company Contact:

Robert Sistek

Chief Financial Officer and Executive Vice President, Investments

Innovative Industrial Properties, Inc.

(858) 997-3332

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